UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33417 (Commission File Number)	22-2535818 (I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey (Address of principal executive offices)	08831 (Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 9, 2023, in connection with his appointment as Chief Commercial Officer of Ocean Power Technologies, Inc. (the “Company”) as described under Item 5.02 below, Matthew Burdyny entered into an Employment Agreement (the “Employment Agreement”) with the Company. Pursuant to the Employment Agreement, Mr. Burdyny will receive an annual base salary not to exceed $250,000, is eligible for an annual, discretionary, performance-based bonus targeted at 45% (for the remainder of the 2023 fiscal year) and 50% (for the 2024 fiscal year and beyond) of base salary on such terms and conditions as may be determined by the Board of Directors (the “Board”) or its Compensation Committee, and is eligible to receive long-term incentive equity based awards, pursuant to the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”), subject to such terms and conditions as may be determined by the Board or its Compensation Committee. At the time of signing the Employment Agreement, he received a one-time grant of 25,000 restricted stock units under the 2015 Plan that vest, if at all, over two years, 1/6 on each of the first and second anniversary of the date of grant, and 1/3 in each year based on achievement of certain performance targets.

If Mr. Burdyny is terminated other than for cause (or Mr. Burdyny quits for good reason), he will receive six months of salary as severance. He is also entitled to certain other severance payments in connection with a change of control or non-renewal of the Employment Agreement. Mr. Burdyny is also subject to covenants regarding non-competition, non-solicitation and confidentiality.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective November 9, 2023, as noted in Item 1.01 above, Matthew Burdyny was appointed Chief Commercial Officer of the Company. Mr. Burdyny, age 40, previously served as the Company’s Vice President, Global Sales & Marketing since March 2022. Prior to working with the Company, he had thirteen years with Teledyne Marine, a segment of Teledyne Technologies, bringing strong experience in sales, business development, marketing, and product development. Most recently Matt was Vice President, Strategy & Business Development at Teledyne Marine, a group of leading-edge undersea technology companies, where he drove segment growth, defining key market opportunities and acquisitions, while leading a sales organization.

Matt received a Bachelor of Mechanical Engineering degree from University of Victoria and a Master’s degree in Management from Harvard University.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Employment Letter between the Company and Matthew Burdyny dated effective November 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: November 16, 2023	/s/ J. Philipp Stratmann
J. Philipp Stratmann
President and Chief Executive Officer